Filed Pursuant to Rule 424(b)(5)
Registration No. 333-295967

Prospectus Supplement

(to Prospectus dated June 4, 2026)

Up to $5,235,810 of

Class A Common Stock

Beasley Broadcast Group, Inc.

Beasley Broadcast Group, Inc. (“we,” “us” or the “Company”) has entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Noble Capital Markets, Inc. (the “Sales Agent”), relating to sales of shares of its Class A Common Stock, par value $0.001 per share (“Class A Common Stock”).

Under the Equity Distribution Agreement, we may, from time to time, offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $5,235,810 through or to the Sales Agent, as sales agent or principal. Sales of shares of our Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended.

The Sales Agent will receive from us a commission of 3.0% of the gross sales price per share for any shares of our Class A Common Stock sold through or to the Sales Agent under the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf any shares of our Class A Common Stock to be designated by us under the Equity Distribution Agreement.

Our Class A Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “BBGI”.

As of May 15, 2026, the date we filed our registration statement on Form S-3, we are subject to General Instruction I.B.6 of Form S-3 (which we refer to as “General Instruction I.B.6”), which limits the amounts that we may sell under the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The aggregate market value of our Common Stock held by non-affiliates pursuant to General Instruction I.B.6 is $15,707,434, which was calculated based on 681,155 shares of our Class A Common Stock held by non-affiliates as of June 5, 2026, at a price of $23.06 per share as of June 10, 2026. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any of our securities pursuant to General Instruction I.B.6. As of the date of this prospectus supplement, the aggregate amount of securities we are permitted to sell pursuant to General Instruction I.B.6 is $5,235,811.

Investing in shares of our Class A Common Stock involves a high degree of risk. Before investing in shares of our Class A Common Stock, you should carefully read and consider the information under “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar sections contained in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Noble Capital Markets

The date of this prospectus supplement is June 12, 2026

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), using a “shelf” registration process. Under this process, we may, from time to time, offer and sell any combination of our securities described in the accompanying prospectus in one or more offerings. We are providing information to you about this offering of shares of our Class A Common Stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our Class A Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to our Class A Common Stock.

This prospectus supplement adds to, updates, and changes information contained in the accompanying prospectus and the information incorporated by reference therein with respect to this offering of shares of our Class A Common Stock. To the extent that any information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or any information incorporated by reference therein, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Incorporation of Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement, in their entireties, before you decide to invest in shares of our Class A Common Stock.

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, and in any free-writing prospectus we prepare or authorize. Neither we nor the Sales Agent have authorized any other party to provide you with different information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Sales Agent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and any such free writing prospectus is accurate only as of the date on its respective cover, and that the information contained in any document incorporated by reference herein and therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor the Sales Agent are making an offer to sell, or soliciting offers to buy, shares of our Class A Common Stock in any jurisdiction where the offer, solicitation, or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of shares of our Class A Common Stock pursuant to this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, this offering of shares of our Class A Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of our Class A Common Stock in any jurisdiction where the offer, solicitation, or sale is not permitted.

In this prospectus supplement, references to the “Company,” “we,” “us” and “our” refer collectively to Beasley Broadcast Group, Inc. and its consolidated subsidiaries, unless otherwise stated or the context requires otherwise.

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USE OF MARKET AND INDUSTRY DATA

This prospectus supplement and the accompanying prospectus include or incorporates by reference market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industry in which we operate. Our management has developed its knowledge of our industry through its experience and participation in the industry. While our management believes the third-party sources referred to or incorporated by reference in this prospectus supplement and the accompanying prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to or incorporated by reference in this prospectus supplement or the accompanying prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. Furthermore, references in or incorporated by reference in this prospectus supplement or the accompanying prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, contain forward-looking statements. All statements other than statements of historical fact included in this document are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, contain words such as: “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions.

Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to:

•	ability to comply with the continued listing standards of the Nasdaq Capital Market (“Nasdaq”), continued listing on Nasdaq or make periodic filings with the SEC;

•	risks from health epidemics, natural disasters, terrorism, and other catastrophic events;

•	adverse effects of inflation;

•	external economic forces and conditions that could have a material adverse impact on the Company’s advertising revenues and results of operations;

•	the ability of the Company’s stations to compete effectively in their respective markets for advertising revenues;

•	the ability of the Company to develop compelling and differentiated digital content, products and services;

•	audience acceptance of the Company’s content, particularly its audio programs;

•	the ability of the Company to adapt or respond to changes in technology, standards and services that affect the audio industry;

•	the Company’s dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the Federal Communications Commission (“FCC”) or new legislation affecting the audio industry;

•	increases in royalties the Company pays to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;

•	the Company’s dependence on selected market clusters of stations for a material portion of its net revenue;

•	credit risk on the Company’s accounts receivable;

•	the risk that the Company’s FCC licenses could become impaired;

•	the Company’s substantial debt levels and the potential effect of restrictive debt covenants on the Company’s operational flexibility and ability to pay dividends;

S-iv

•	the potential effects of hurricanes, extreme weather and other climate change conditions on the Company’s corporate offices and stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that the Company depends upon to distribute its programming;

•	modifications or interruptions of the Company’s information technology infrastructure and information systems;

•	the loss of key executives and other key employees;

•	the Company’s ability to identify, consummate and integrate acquired businesses and stations;

•	the fact that the Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. We do not intend, and undertake no obligation, to update any forward-looking statement.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in shares of our Class A Common Stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein, including the section entitled “Risk Factors,” the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, and the other information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

We are a multi-platform media company whose primary business is operating radio stations throughout the United States. We offer local and national advertisers integrated marketing solutions across audio, digital and event platforms. We own and operate stations in the following markets: Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, and Tampa-Saint Petersburg, FL.

We seek to secure and maintain a leadership position in the markets we serve by developing high quality local content, through our audio and digital platforms, including events and experiences in the communities we serve and, in turn, offer advertisers access to a highly effective marketing platform to reach large and targeted local audiences. We operate our stations in clusters to capture a variety of demographic listener groups, which we believe enhances our stations’ appeal to a wide range of advertisers. Current rules and regulations of the Federal Communications Commission do not permit us to add more AM or FM stations to our Philadelphia, PA market cluster, or more FM stations to our Augusta, GA, Boston, MA, Charlotte, NC, Fayetteville, NC and Las Vegas, NV market clusters.

The primary source of revenue for our stations is the sale of advertising time to local, regional and national advertisers and national network advertisers who purchase commercials in varying lengths. A growing source of revenue is from station-related digital product suites, which allow for enhanced audience interaction and participation, and integrated digital advertising solutions. A station’s local sales staff generates the majority of its local and regional advertising sales through direct solicitations of local advertising agencies and businesses. We retain a national representation firm to sell to advertisers outside of our local markets.

Our Corporate Information

We originally filed our certificate of incorporation with the Secretary of State of Delaware on November 12, 1999. Our principal executive offices are located at 3033 Riviera Drive, Suite 200, Naples, Florida 34103, and our telephone number is (239) 263-5000. Our principal Internet website address is https://bbgi.com/. The information on our website is not incorporated by reference into, or a part of, this prospectus supplement.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of our Class A Common Stock, see “Description of our Class A Common Stock” in this prospectus supplement.

Issuer	Beasley Broadcast Group, Inc., a Delaware corporation.

Securities offered	Shares of our Class A Common Stock having an aggregate offering price of up to $5,235,810.

Shares of Class A Common Stock to be outstanding immediately after this offering(1)	Up to 1,200,221 shares of our Class A Common Stock, assuming sales of 227,051 shares of our Class A Common Stock in this offering at an offering price of $23.06 per share, the last reported sale price of our Class A Common Stock on Nasdaq on June 10, 2026. The actual number of shares of Class A Common Stock issued will vary depending on the sales price under this offering.

Listing	The Class A Common Stock is listed on Nasdaq under the symbol “BBGI”. We cannot provide any assurance that a liquid or established trading market for the Class A Common Stock will continue or be maintained.

Use of proceeds	We intend to use the net proceeds that we receive from this offering, if any, to reduce indebtedness, as well as for working capital and general corporate purposes. See “Use of Proceeds.”

Plan of distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as sales agent or principal. See “Plan of Distribution.”

Risk factors	Investing in shares of our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, and in the accompanying prospectus, and the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, for information about important risks you should consider before making an investment decision regarding our Class A Common Stock.

Form	The Class A Common Stock is maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances where certificated shares may be issued.

Transfer agent	The transfer agent for the Class A Common Stock is Equiniti Trust Company, LLC.

(1)

The number of shares of our Class A Common Stock to be outstanding immediately after this offering is based on 973,170 shares of our Class A Common Stock outstanding as of March 31, 2026 and does not include:

•	75,858 shares issuable upon the vesting of restricted stock units as of March 31, 2026; and

•	256,167 shares reserved for future issuance of awards under the Beasley Broadcast Group, Inc. 2025 Equity Incentive Award Plan as of March 31, 2026.

RISK FACTORS

Investing in shares of our Class A Common Stock involves a high degree of risk. Before you invest in shares of our Class A Common Stock, you should carefully consider the risks described below, as well as general economic and business risks and the other information in this prospectus supplement and in the documents incorporated by reference herein, including those set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent quarterly reports on Form 10-Q and other filings we made with the SEC. The occurrence of any of the events or circumstances described below or other adverse events could have a material adverse effect on our business, results of operations and financial condition and could cause the trading price of our Class A Common Stock to decline. Additional risks or uncertainties not presently known to us or that we currently deem immaterial may also harm our business. Any of the following risks, as well as the risks discussed in the documents incorporated by reference herein, could have a material adverse effect on our business, operating results and financial condition and cause the trading price of our Class A Common Stock to decline, which would cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes thereto. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business.

Risks Related to Our Class A Common Stock and this Offering

If you purchase shares of our Class A Common Stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The offering prices per share of Class A Common Stock in this offering may exceed the net tangible book value per share of our Class A Common Stock. Assuming that an aggregate of 227,051 shares of our Class A Common Stock are sold at a price of $23.06 per share pursuant to this prospectus supplement, which was the last reported sale price of our Class A Common Stock on Nasdaq on June 10, 2026, for aggregate gross proceeds of approximately $5,235,796 million, then, after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $133.14 per share of Common Stock (as defined below), representing the difference between our as adjusted net tangible book value per share of Common Stock as of March 31, 2026, after giving effect to this offering and the assumed offering price. See the section titled “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares of our Class A Common Stock offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary, and these variations may be significant. Further, we may in the future issue shares of Class A Common Stock for general corporate purposes and other purposes. Purchasers of shares of our Class A Common Stock that we sell, as well as our existing stockholders, will experience significant dilution if we sell shares of our Class A Common Stock at prices significantly below the price at which they invested. As a result of the dilution to investors purchasing shares of our Class A Common Stock in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

In addition, there could be significant dilution, if at any time on or after December 31, 2027, or upon the occurrence of an Event of Default (as defined in the 2027 PIK Notes Indenture (as defined herein)), holders of at least a majority in aggregate principal amount of the 2027 PIK Notes (as defined herein) then outstanding elect to convert all outstanding 2027 PIK Notes into shares of Class A Common Stock and Class B Common Stock (“Common Stock”) representing, in the aggregate, up to 95% of the issued and outstanding Class A Common Stock and Class B Common Stock (calculated on a fully diluted basis) immediately following such conversion. See “Description of Our Class A Common Stock—Equity Conversion, Dilution and Change in Control” in this prospectus supplement for more information. Shares issuable upon the vesting of restricted stock units could also result in additional dilution.

The actual number of shares of our Class A Common Stock that we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Sales Agent to sell shares of our Class A Common Stock at any time throughout the term of the Equity Distribution Agreement. The number of shares of our Class A Common Stock that will be sold through the Sales Agent pursuant to our instructions will fluctuate based on a number of factors, including the market price of our Class A Common Stock during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for shares of our Class A Common Stock during the sales period. Because the price of shares of our Class A Common Stock that will be sold will fluctuate during this offering, it is not currently possible to predict the number of shares of our Class A Common Stock that will be sold or the gross proceeds that will be raised in connection with such sales.

The market price of our Class A Common Stock has been and may continue to be volatile, and you may not be able to resell your shares of Class A Common Stock at or above the price you paid.

The market price of our Class A Common Stock has been volatile and is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, many of which we cannot control, including those described in the sections captioned “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein. For example, in recent months, the closing sale price of shares of our Class A Common Stock on Nasdaq has been reported as low as $3.67 per share and as high as $26.37 per share. Among other factors, broad market and industry factors, quarterly fluctuations in financial results, negative publicity, or changes in securities analysts’ recommendations could cause the market prices of our Class A Common Stock to fluctuate substantially. Each of these factors, among others, could harm your investment in shares of our Class A Common Stock, and could result in you being unable to resell the shares of Class A Common Stock that you purchase at a price equal to or above the price you paid.

Additionally, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. In connection with any lawsuits brought by any of our stockholders against us, we could incur substantial costs defending any such lawsuit and the attention of our management would be diverted from the operation of our business.

The number of shares of our Class A Common Stock available for future issuance or sale could adversely affect the per share trading price of our Class A Common Stock.

We cannot predict whether future sales and issuances of our Class A Common Stock, or the availability of such shares for sale in the open market, will decrease the per share trading price of our Class A Common Stock. The sale and issuance of a substantial number of shares of our Class A Common Stock in the public market, or the perception that such sales and issuances might occur, could adversely affect the trading price of our Class A Common Stock.

Resales by our stockholders of our Class A Common Stock in the public market during this offering may cause the market price of our Class A Common Stock to fall.

We may issue shares of our Class A Common Stock from time to time in connection with this offering. The issuance from time to time of such new shares of Class A Common Stock, or our ability to issue new shares of Class A Common Stock in this offering, could result in resales of shares of Class A Common Stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price of our Class A Common Stock.

Speculation in our publicly-traded Class A Common Stock has resulted, and may continue to result, in extreme price volatility.

Our stock price has experienced extreme price volatility, which may be driven by stockholders or outside investors speculating on the direction of movements in the price of our Class A Common Stock. Speculation in the price of our Class A Common Stock may involve long and short exposures. Sudden changes in demand or supply for our Class A Common Stock due to speculation or other reasons may create trading anomalies that add volatility to the trading price of our Class A Common Stock. In addition, the price or our Class A Common Stock may not reflect traditional indicators of value, such as our future prospects and those of our industry in general; future potential revenues, earnings, cash flows, and other financial and operating information, or multiples thereof; market prices of securities and other financial and operating information of broadcast companies; and the views of research analysts. As a result, the volatility or direction of our stock price may be unrelated or disproportionate to our operating results, which could cause significant losses to your investments.

Our Class A Common Stock has in the past experienced, and may in the future experience, relatively low trading volume.

The average daily trading volume for our Class A Common Stock has in the past been, and may in the future be, relatively low compared to many other publicly traded securities. Due to this relatively low trading volume, sales of our Class A Common Stock, or the expectation of sales, may place significant downward pressure on the market price of our Class A Common Stock, and it may be difficult for investors to sell their shares of Class A Common Stock in the public market at prevailing prices at any given time. Limited liquidity in the respective trading markets for our Class A Common Stock may adversely affect your ability to sell your shares of Class A Common Stock at the time you wish to sell them or at a price that you consider acceptable, and consequently, you may suffer a loss on your investment. There can be no assurance that more active or consistent trading market for the Class A Common Stock will develop or be maintained.

Shares of our Class A Common Stock offered under this prospectus supplement and the accompanying prospectus will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our Class A Common Stock under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and therefore may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing of sales, prices, and number of shares sold, and there is no minimum or maximum sales price. You may experience declines in the value of the shares of Class A Common Stock that you purchase in this offering as a result of sales of shares to other investors made at prices lower than the price that you paid.

There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Global Market or that we will continue to be listed on Nasdaq or make periodic filings with the SEC.

Our Class A Common Stock is currently listed for trading on the Nasdaq Global Market, and we must satisfy certain continued listing requirements to maintain the listing. On April 27, 2023, we received a written notice (the “April Notice”) from the Listing Qualifications Department of Nasdaq notifying us that, for the last 30 consecutive business days, the bid price for our Class A Common Stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). On May 19, 2023, we received a notice from Nasdaq notifying us that we had regained compliance with the Minimum Bid Price Requirement and that the matter was closed. On October 13, 2023, we received a written notice (the “October Notice”) from the Listing Qualifications Department of Nasdaq notifying us that, for the last 30 consecutive business days, the bid price for our Class A Common Stock had closed below the Minimum Bid Price Requirement. After completing the Reverse Stock Split, on October 8, 2024, we received a written notice that we had regained compliance with the Minimum Bid

Price Requirement. Additionally, on April 13, 2026, we received written notice from Nasdaq advising that we are not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. There can be no assurance that we will continue to maintain compliance with Nasdaq listing requirements, continue to be listed on Nasdaq or continue to make periodic filings with the SEC.If we are delisted due to a failure to maintain compliance with Nasdaq listing requirements or voluntarily delist from Nasdaq, but obtain a substitute listing for our Class A Common Stock, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Stockholders may not be able to sell their shares of our Class A Common Stock on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our Class A Common Stock is delisted from Nasdaq, the value and liquidity of our Class A Common Stock would likely be significantly adversely affected. In addition, if we discontinue our obligation to make periodic filings with the SEC, by delisting our securities with Nasdaq and deregistering our securities pursuant to the Exchange Act, there would be a substantial decrease in disclosure about our Company on an ongoing basis.

We have substantial debt that could have important consequences to you.

Our ability to generate cash for, make payments on or refinance our indebtedness as it becomes due depends on many factors, some of which are beyond our control. We have debt that is substantial in relation to our accumulated deficit. In February 2026, we failed to make a scheduled interest payment on our long-term debt. While we have restructured a significant portion of the Company’s outstanding indebtedness, our long-term debt is substantial in amount and could have an impact on you. For example, it could:

•

require us to dedicate a substantial portion of our cash flows from operations to debt service, thereby reducing the availability of cash flows for other purposes, including ongoing capital expenditures and future acquisitions;

•	impair our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate or other purposes;

•	limit our ability to compete, expand and make capital improvements;

•	increase our vulnerability to economic downturns, limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions; and

•	limit or prohibit our ability to pay dividends and make other distributions.

Any additional borrowings or note offerings would further increase the amount of our debt and the associated risks. In addition, there can be no assurances that additional financing will be available or on terms that will be acceptable to us, or at all. If we are unable to pay back our indebtedness prior to the scheduled maturity date, we may not have sufficient cash on hand to repay our long-term debt upon maturity, and may experience a change of control and dilution of existing common stock, which would have an adverse effect on our business, financial condition, and operating results in the event the lenders declare an event of default and exercise their rights and remedies.

USE OF PROCEEDS

We intend to use the net proceeds that we receive from the sale of shares of our Class A Common Stock pursuant to the Equity Distribution Agreement, if any, to reduce indebtedness, including by reducing our borrowings under that certain Loan and Security Agreement, dated May 1, 2026, between Beasley Media Group, LLC, one of our wholly owned subsidiaries, and Siena Lending Group LLC and by redeeming Beasley Mezzanine Holdings LLC’s 11.000% Senior Secured First Lien Notes due 2028, as well as for working capital and general corporate purposes. Pending allocation to specific uses, we may invest those net proceeds in U.S. government securities, term deposits, money market mutual funds, marketable securities, short-term interest-bearing accounts or similar investments or hold them as cash.

We cannot assure you that we will use the proceeds of this offering for the stated purposes, and we may use the net proceeds for other purposes with which you do not agree.

DILUTION

If you invest in our shares of our Class A Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of Class A Common Stock and the as adjusted net tangible book value per share of Common Stock immediately after this offering.

Our historical net tangible book value as of March 31, 2026 was ($228,558,889) million, or ($126.53) per share of Common Stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 973,170 shares of Class A Common Stock and 833,137 shares of Class B Common Stock outstanding as of March 31, 2026.

After giving effect to the sale of $5,235,810 million of shares of our Class A Common Stock in this offering assuming for illustrative purposes that an aggregate of 227,051 shares of our Class A Common Stock are sold during the term of the Equity Distribution Agreement at a price of $23.06 per share of Class A Common Stock, the last reported sale price of our Class A Common Stock on Nasdaq on June 10, 2026, and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026, would have been approximately ($223,830,167) million, or ($110.08) per share of Common Stock. This represents an immediate increase in net tangible book value of $16.45 per share to existing shareholders and immediate dilution in net tangible book value of $133.14 per share to investors purchasing shares of our Class A Common Stock in this offering at the assumed public offering price.

Public offering price per share	$23.06
Historical net tangible book value per share of Common Stock as of March 31, 2026	(126.53)
Increase in as adjusted net tangible book value per share of Common Stock to existing stockholders attributable to this offering	16.45
As adjusted net tangible book value per share of Common Stock after this offering	($100.08)
Dilution per share to new investors purchasing shares of Class A Common Stock in this offering	$133.14

(1) The number of shares of our Class A Common Stock to be outstanding immediately after this offering is based on 973,170 shares of our Class A Common Stock outstanding as March 31, 2026 and the table and discussion above do not include:

•	75,858 shares issuable upon the vesting of restricted stock units as of March 31, 2026; and

•	256,167 shares reserved for future issuance of awards under the Beasley Broadcast Group, Inc. 2025 Equity Incentive Award Plan as of March 31, 2026.

DESCRIPTION OF OUR CLASS A COMMON STOCK

The following summary of the terms and provisions of our Class A Common Stock does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended and as may be further amended from time to time (our “Certificate of Incorporation”), and our Fourth Amended and Restated Bylaws, as may be further amended from time to time (our “Bylaws”), each of which is included as an exhibit to the registration statement of which the accompanying prospectus is a part, and is incorporated by reference herein. Please also refer to applicable provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

General

Pursuant to the Certificate of Incorporation, the total number of shares of capital stock that the Company is authorized to issue is 235,000,000 shares consisting of: (a) 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), (b) 150,000,000 shares of Class A Common Stock and (c) 75,000,000 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). The Board of Directors of the Company (the “Board”) has authority to fix by resolution the designations and powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, dividend rate, purchase or sinking funds, provisions for redemption, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series.

As of June 5, 2026, there were 1,177,153 shares of our Class A Common Stock, 833,137 shares of our Class B Common Stock issued and no shares of Preferred Stock issued and outstanding.

Class A Common Stock

Voting Rights

The holders of Class A Common Stock are entitled to one vote for each share held and the holders of Class B Common Stock are entitled to ten votes for each share held, on all matters voted upon by stockholders, including the election of directors and any proposed amendment to the Certificate of Incorporation. At every meeting of the stockholders called for the election of directors, the holders of Class A Common Stock, voting separately as a class, shall be entitled to elect two of the directors to be elected at such meeting. The holders of Class A Common Stock and Class B Common Stock, voting together as a class, shall be entitled to elect the remaining number of directors to be elected at such meeting.

Dividend, Liquidation and Other Rights

Subject to the provisions of any Preferred Stock, the holders of Class A Common Stock are entitled to such dividends as may be declared at the discretion of the Board out of funds legally available for that purpose. No dividend may be declared or paid in cash or property on any share of any class of Common Stock unless simultaneously the same dividend is declared or paid on each share of that and every other class of Common Stock, provided that, in the event of stock dividends, holders of a specific class of Common Stock shall be entitled to receive only additional shares of that class.

Subject to the provisions of any Preferred Stock, the holders of Class A Common Stock will be entitled to share ratably with all other classes of Common Stock in the net assets of the Company upon liquidation after payment or provision for all liabilities. The shares of Class A Common Stock are not convertible and are not subject to sinking fund or redemption provisions.

Foreign Ownership

The Certificate of Incorporation restricts the ownership, voting and transfer of our capital stock, including the Class A Common Stock, in accordance with the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, which prohibit the issuance of more than 25% of our outstanding capital stock, or more than 25% of the voting rights such stock represents, to or for the account of aliens, as defined by the FCC, or corporations otherwise subject to domination or control by aliens. Our Certificate of Incorporation prohibits any transfer of our capital stock that would cause a violation of this prohibition and authorizes the Board to take action to enforce these prohibitions, including restricting the transfer of shares of capital stock to aliens and placing a legend restricting foreign ownership on the certificates representing the Class A Common Stock. In addition, our Certificate of Incorporation provides for the redemption of shares of our capital stock by action of the Board to the extent necessary to comply with alien ownership restrictions.

Conversion of Class B Common Stock into Class A Common Stock

All of our Class B Common Stock is owned or controlled by members of the Beasley family. Subject to any necessary approval of the FCC, all shares of Class B Common Stock may be converted at any time into a like number of shares of Class A Common Stock at the option of the holder. A Class B Common Stock holder may transfer shares of Class B Common Stock held by it only to Class B Permitted Transferees (as defined in our Certificate of Incorporation), and Class B Permitted Transferees may transfer shares of Class B Common Stock only to other Class B Permitted Transferees. Class B Permitted Transferees include, but are not limited to, the Beasley family and their lineal descendants, their respective estates, spouses, former spouses, parents or grandparents, or lineal descendants thereof, and certain trusts and other entities for the benefit of, or beneficially owned by, these persons.

If any shares of Class B Common Stock are transferred to any person or entity other than a Class B Permitted Transferee, such shares will automatically be converted into a like number of shares of Class A Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares, a quantity of Class A Common Stock sufficient to provide for the conversion of all outstanding shares of Class B Common Stock.

Equity Conversion, Dilution and Change in Control

On May 1, 2026, Beasley Mezzanine Holdings, LLC (the “Issuer”), a direct, wholly owned subsidiary of the Company, issued $98,475,254 in aggregate principal amount of 10.000% Senior Secured Second Lien PIK Notes due 2027 (the “2027 PIK Notes”) pursuant to an indenture, dated as of May 1, 2026 (the “2027 PIK Notes Indenture”). At any time on or after December 31, 2027, or upon the occurrence of an Event of Default (as defined in the 2027 PIK Notes Indenture), holders of at least a majority in aggregate principal amount of the 2027 PIK Notes then outstanding may elect to convert all outstanding 2027 PIK Notes into shares of the Company’s Class A Common Stock and the Company’s Class B Common Stock (such shares issuable upon conversion, the “Conversion Shares”) (such conversion, the “Equity Conversion”).

Upon such Equity Conversion, subject to obtaining any required regulatory approvals, all outstanding 2027 PIK Notes shall convert into Conversion Shares representing, in the aggregate, 95% of the issued and outstanding Class A Common Stock and Class B Common Stock (calculated on a fully diluted basis) immediately following such conversion; provided that the conversion percentage shall be reduced to 90%, 85% or 80%, respectively, if the Issuer has made cash payments at par to holders in respect of principal of the 2027 PIK Notes equal to at least 85%, 90% or 95%, respectively, of the original aggregate principal amount of 2027 PIK Notes issued on May 1, 2026 (without giving effect to any increase in principal amount resulting from PIK Interest (as defined in the 2027 PIK Notes Indenture)). The Equity Conversion is subject to obtaining prior approval of the FCC and compliance with applicable FCC foreign ownership rules.

Limitations on Directors’ and Officers’ Liability

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law, which specifies that a director of a company adopting such a provision will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for the liability for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides for mandatory indemnification of directors and officers and authorizes indemnification for employees and agents in such manner, under such circumstances and to the fullest extent permitted by the DGCL. The DGCL generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties act in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the Company. We believe these provisions are necessary and useful to attract and retain qualified persons as directors. We maintain directors and officers insurance for the benefit of our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Equiniti Trust Company, LLC.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Class A Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Class A Common Stock.

This discussion is limited to Non-U.S. Holders that hold our Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and any alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Class A Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Class A Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE

APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussions below on effectively connected income, backup withholding and FATCA (as defined herein), dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below on backup withholding and FATCA (as defined herein), a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A Common Stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A Common Stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A Common Stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Class A Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A Common Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of shares of our Class A Common Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in shares of our Class A Common Stock.

PLAN OF DISTRIBUTION

We entered into an Equity Distribution Agreement with the Sales Agent under which we may sell and issue from time to time shares of our Class A Common Stock having an aggregate offering price of up to $5,235,810, through or to the Sales Agent, as sales agent or principal. The Equity Distribution Agreement will be filed as an exhibit to a Current Report on Form 8-K dated the date of this prospectus supplement and will be incorporated herein by reference. Sales of shares of our Class A Common Stock, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer shares of our Class A Common Stock, subject to the terms and conditions of the Equity Distribution Agreement, on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of shares of our Class A Common Stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of our Class A Common Stock requested to be sold by us. We may instruct the Sales Agent not to sell shares of our Class A Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of shares of our Class A Common Stock being made through the Sales Agent under the Equity Distribution Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of shares of our Class A Common Stock. The aggregate compensation payable to the Sales Agent shall be equal to 3.0% of the gross sales price per share of all shares of Class A Common Stock sold through the Sales Agent under the Equity Distribution Agreement. We also have agreed to reimburse the Sales Agent for the fees and expenses of the Sales Agent, including, but not limited to, the fees and expenses of counsel to the Sales Agent, in an amount not to exceed $65,000. In addition, we have agreed to reimburse the Sales Agent upon request for such fees and expenses incurred in connection with the Equity Distribution Agreement in an amount not to exceed $7,500 on a quarterly basis for the first three quarters of each year, $10,000 for the fourth quarter of each year, and $30,000 in connection with any prospectus or prospectus supplement filed by us in connection with the transactions contemplated by the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount and proceeds to us, if any, are not determinable at this time. The estimated aggregate amount of expenses of this offering payable by us, excluding commissions payable to the Sales Agent under the Equity Distribution Agreement, is $350,000.

Settlement for sales of shares of our Class A Common Stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in exchange for payment of the net proceeds to us. Sales of shares of our Class A Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of shares of our Class A Common Stock, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions of the Equity Distribution Agreement. In connection with the sales of shares of our Class A Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to it will be deemed to be underwriting commissions or discounts. We have also agreed in the Equity Distribution Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of shares of our Class A Common Stock pursuant to the Equity Distribution Agreement will terminate automatically upon the sale, pursuant to this prospectus supplement, of shares of our Class A Common

Stock having an aggregate offering price of $5,235,810. In addition, we and the Sales Agent may each terminate the Equity Distribution Agreement at any time upon three business days’ prior written notice to the other party.

Our Class A Common Stock is listed on Nasdaq under the trading symbol “BBGI”. The transfer agent and registrar for our Class A Common Stock is Equiniti Trust Company, LLC, 28 Liberty Street, Floor 53, New York, New York 10005.

The Sales Agent and its affiliates have in the past and may in the future provide various investment banking, investment research, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. The Sales Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire long and/or short positions in such securities or instruments. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus supplement.

We will report at least quarterly the number of shares of our Class A Common Stock sold through the Sales Agent under the Equity Distribution Agreement, the net proceeds to us, and the compensation paid by us to the Sales Agent in connection with such sales of shares of our Class A Common Stock during the relevant period.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the shares of Class A Common Stock offered hereby will be passed upon on our behalf by Latham & Watkins LLP, Washington, District of Columbia. Greenberg Traurig, LLP, Fort Lauderdale, Florida, is acting as counsel to the Sales Agent.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to Beasley Broadcast Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report, including reference to the schedule, of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 8, 2026, as amended by Amendment No. 1 on Form 10-K/A, filed on April 28, 2026.

•

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025 (only to the extent the information set forth therein is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024).

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026.

•	Our Current Reports on Form 8-K filed with the SEC on March 20, 2026 (Item 1.01 only), April 14, 2026, April 29, 2026, May 1, 2026, May 11, 2026 and June 5, 2026.

•

The description of our Class  A common stock contained in our registration statement on Form 8-A, filed with the SEC on January 31, 2000, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Beasley Broadcast Group, Inc.

3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our principal executive offices are located at 3033 Riviera Drive, Suite 200, Naples, FL 34103 and our telephone number is (239) 263-5000. Our Internet address is www.bbgi.com. The information on our Internet website, however, is not, and should not be deemed to be, a part of this prospectus. Our website address is included as an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement and the accompanying prospectus regarding our Class A Common Stock are summaries and each statement is qualified in all respects by reference to our Certificate of Incorporation and Bylaws. You should refer to our Certificate of Incorporation and Bylaws for a more complete description of our Class A Common Stock. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

PROSPECTUS

$100,000,000

Beasley Broadcast Group, Inc.

Class A Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “BBGI.” On May 14, 2026, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $15.27 per share.

As of May 7, 2026, the aggregate market value of our outstanding Class A common stock held by non-affiliates was approximately $11.9 million based on 678,666 shares of Class A common stock held by non-affiliates and the last reported sale price of our Class A common stock on such date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 4, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Beasley,” “we,” “our,” “us” and “the Company” in this prospectus, we mean Beasley Broadcast Group, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our principal executive offices are located at 3033 Riviera Drive, Suite 200, Naples, FL 34103 and our telephone number is (239) 263-5000. Our Internet address is www.bbgi.com. The information on our Internet website, however, is not, and should not be deemed to be, a part of this prospectus. Our website address is included as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 8, 2026, as amended by Amendment No. 1 on Form 10-K/A, filed on April 28, 2026.

•

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025 (only to the extent the information set forth therein is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024).

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026.

•	Our Current Reports on Form 8-K filed with the SEC on March 20, 2026 (Item 1.01 only), April 14, 2026, April 29, 2026, May 1, 2026 and May 11, 2026.

•

The description of our Class  A common stock contained in our registration statement on Form 8-A, filed with the SEC on January 31, 2000, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Beasley Broadcast Group, Inc.

3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement contain certain “forward-looking statements” about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future, not past, events. All statements other than statements of historical fact included in this document are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, contain words such as: “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to, those discussed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and in this prospectus.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Additional risk factors that we may disclose in documents that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus prior to the completion of any offering could also cause actual results to differ materially from our expectations. We do not intend, and undertake no obligation, to update any forward-looking statement.

ABOUT THE COMPANY

We are a multi-platform media company whose primary business is operating radio stations throughout the United States. We offer local and national advertisers integrated marketing solutions across audio, digital and event platforms. We own and operate stations in the following markets: Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, and Tampa-Saint Petersburg, FL.

We seek to secure and maintain a leadership position in the markets we serve by developing high quality local content, through our audio and digital platforms, including events and experiences in the communities we serve and, in turn, offer advertisers access to a highly effective marketing platform to reach large and targeted local audiences. We operate our stations in clusters to capture a variety of demographic listener groups, which we believe enhances our stations’ appeal to a wide range of advertisers. Current rules and regulations of the Federal Communications Commission do not permit us to add more AM or FM stations to our Philadelphia, PA market cluster, or more FM stations to our Augusta, GA, Boston, MA, Charlotte, NC, Fayetteville, NC and Las Vegas, NV market clusters.

The primary source of revenue for our stations is the sale of advertising time to local, regional and national advertisers and national network advertisers who purchase commercials in varying lengths. A growing source of revenue is from station-related digital product suites, which allow for enhanced audience interaction and participation, and integrated digital advertising solutions. A station’s local sales staff generates the majority of its local and regional advertising sales through direct solicitations of local advertising agencies and businesses. We retain a national representation firm to sell to advertisers outside of our local markets.

We filed our certificate of incorporation with the Secretary of State of Delaware on November 12, 1999.

Our principal executive offices are located at 3033 Riviera Drive, Suite 200, Naples, Florida 34103, and our telephone number is (239) 263-5000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. For additional information please refer to the Certificate of Incorporation and Bylaws, each of which are exhibits to our Annual Report on Form 10- K, and applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”

General

Pursuant to the Certificate of Incorporation, the total number of shares of capital stock that the Company is authorized to issue is 235,000,000 shares consisting of: (a) 10,000,000 shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”), (b) 150,000,000 shares of Class A Common Stock and (c) 75,000,000 shares of Class B Common Stock, par value $.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). The Board of Directors of the Company (the “Board”) has authority to fix by resolution the designations and powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, dividend rate, purchase or sinking funds, provisions for redemption, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series.

Class A Common Stock

Voting Rights

The holders of Class A Common Stock are entitled to one vote for each share held and the holders of Class B Common Stock are entitled to ten votes for each share held, on all matters voted upon by stockholders, including the election of directors and any proposed amendment to the Certificate of Incorporation. At every meeting of the stockholders called for the election of directors, the holders of Class A Common Stock, voting separately as a class, shall be entitled to elect two of the directors to be elected at such meeting. The holders of Class A Common Stock and Class B Common Stock, voting together as a class, shall be entitled to elect the remaining number of directors to be elected at such meeting.

Dividend, Liquidation and Other Rights

Subject to the provisions of any Preferred Stock, the holders of Class A Common Stock are entitled to such dividends as may be declared at the discretion of the Board out of funds legally available for that purpose. No dividend may be declared or paid in cash or property on any share of any class of Common Stock unless simultaneously the same dividend is declared or paid on each share of that and every other class of Common Stock, provided that, in the event of stock dividends, holders of a specific class of Common Stock shall be entitled to receive only additional shares of that class.

Subject to the provisions of any Preferred Stock, the holders of Class A Common Stock will be entitled to share ratably with all other classes of Common Stock in the net assets of the Company upon liquidation after payment or provision for all liabilities. The shares of Class A Common Stock are not convertible and are not subject to sinking fund or redemption provisions.

Foreign Ownership

The Certificate of Incorporation restricts the ownership, voting and transfer of our capital stock, including the Class A Common Stock, in accordance with the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, which prohibit the issuance of more than 25% of our outstanding capital stock, or more than 25% of the voting rights such stock represents, to or for the account of aliens, as defined by the Federal Communications Commission (“FCC”), or corporations otherwise subject to domination or control by aliens. Our Certificate of Incorporation prohibits any transfer of our capital stock that would cause a violation of this prohibition and authorizes the Board to take action to enforce these prohibitions, including restricting the transfer of shares of capital stock to aliens and placing a legend restricting foreign ownership on the certificates representing the Class A Common Stock. In addition, our Certificate of Incorporation provides for the redemption of shares of our capital stock by action of the Board to the extent necessary to comply with alien ownership restrictions.

Conversion of Class B Common Stock into Class A Common Stock

All of our Class B Common Stock is owned or controlled by members of the Beasley family. Subject to any necessary approval of the FCC, all shares of Class B Common Stock may be converted at any time into a like number of shares of Class A Common Stock at the option of the holder. A Class B Common Stock holder may transfer shares of Class B Common Stock held by it only to Class B Permitted Transferees (as defined in our Certificate of Incorporation), and Class B Permitted Transferees may transfer shares of Class B Common Stock only to other Class B Permitted Transferees. Class B Permitted Transferees include, but are not limited to, the Beasley family and their lineal descendants, their respective estates, spouses, former spouses, parents or grandparents, or lineal descendants thereof, and certain trusts and other entities for the benefit of, or beneficially owned by, these persons.

If any shares of Class B Common Stock are transferred to any person or entity other than a Class B Permitted Transferee, such shares will automatically be converted into a like number of shares of Class A Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares, a quantity of Class A Common Stock sufficient to provide for the conversion of all outstanding shares of Class B Common Stock.

Limitations on Directors’ and Officers’ Liability

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law, which specifies that a director of a company adopting such a provision will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for the liability for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of Class A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the date, if any, on and after which the warrants and the related preferred stock or Class A common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Beasley.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or Class A common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Class A common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Beasley Broadcast Group, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Beasley Broadcast Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report, including reference to the schedule, of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $5,235,810 of

Class A Common Stock

Beasley Broadcast Group, Inc.

Prospectus Supplement

Noble Capital Markets

June 12, 2026